Exhibit 10.42

SEVENTH AMENDMENT TO THE

DYNEGY NORTHEAST GENERATION, INC. RETIREMENT INCOME PLAN

WHEREAS, Dynegy Northeast Generation, Inc. (“DNE”), has adopted the Dynegy Northeast Generation, Inc. Retirement Income Plan (the “Plan”); and

WHEREAS, Dynegy Inc., an Illinois corporation (“Dynegy Illinois”), the sponsor of the Plan, has entered into that certain Plan of Merger, Contribution and Sale Agreement by and among Dynegy Illinois, LSP GEN Investors, L.P., LS Power Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger Sub Co., and Dynegy Acquisition, Inc., executed September 14, 2006 (the “Merger Agreement”);

WHEREAS, pursuant to the transactions contemplated in the Merger Agreement, Dynegy Illinois will become a wholly-owned subsidiary of a newly formed Delaware corporation, named “Dynegy Inc.” (“Dynegy Inc.”), and Dynegy Illinois will thereafter be renamed “Dynegy Illinois Inc.”, as of the Effective Time specified in the Merger Agreement (the “Effective Time”);

WHEREAS, in connection with the completion of such transactions, the Board of Directors of Dynegy Illinois, DNE and Dynegy Inc. have approved the adoption, assumption and sponsorship of the Plan by Dynegy Inc.; and

WHEREAS, immediately after the Effective Time, Dynegy Illinois will withdraw as the sponsor of the Plan and Dynegy Inc. will assume sponsorship of the Plan from Dynegy Illinois;

NOW, THEREFORE, BE IT RESOLVED that the Plan shall be, and hereby is amended as follows, effective immediately after the Effective Time:

I.

The first paragraph of the preamble to the Plan is deleted and replaced with the following four paragraphs:

“Dynegy Northeast Generation, Inc. adopted the Dynegy Northeast Generation, Inc. Retirement Income Plan (the ‘Plan’) effective as of the date the sale closed in connection with the Asset Purchase and Sale Agreement dated as of August 7, 2000 between Central Hudson Gas and Electric Corporation and Dynegy Power Corporation (the ‘Effective Date’). The Plan is a defined benefit plan.

As of the Effective Date, Dynegy Inc., an Illinois corporation, (‘Dynegy Illinois’) was the Plan Sponsor. Dynegy Illinois has entered into that certain Plan of Merger, Contribution and Sale Agreement by and among Dynegy Illinois, LSP GEN Investors, L.P., LS Power Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger

Sub Co., and Dynegy Acquisition, Inc., executed September 14, 2006 (the ‘Merger Agreement’).

Pursuant to the transactions contemplated in the Merger Agreement, Dynegy Illinois will become a wholly-owned subsidiary of a newly formed Delaware corporation, named ‘Dynegy Inc.’, and former Dynegy Inc. will thereafter be renamed ‘Dynegy Illinois Inc.’, as of the Effective Time specified in the Merger Agreement (the ‘Effective Time’).

Immediately after the Effective Time, Dynegy Illinois will withdraw as the sponsor of the Plan and Dynegy Inc., a Delaware corporation, will assume sponsorship of the Plan from Dynegy Illinois.”

II.

Except as modified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to the Plan to be executed on the date indicated below, to be effective immediately after the Effective Time.

DYNEGY NORTHEAST GENERATION, INC.

By:	/s/ J. Kevin Blodgett

Title:	Executive Vice President, Administration

Date:	April 2, 2007

Approved and accepted:

DYNEGY INC., a Delaware corporation

By:	/s/ J. Kevin Blodgett

Title:	Executive Vice President, Administration

Date:	April 2, 2007